SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

Date  of  Report:  April  20,  2005

                                 BLUETORCH INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      Nevada                         000-3084133              90-0093439
(State or other jurisdiction      (Commission File      (IRS Employer ID Number)
of incorporation or organization)      Number)

                         12607 Hidden Creek Way, Suite S
                               Cerritos, CA 90703
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (562) 623-4040

                                       N/A
          (Former name or former address, if changed since last report)

Item  8.01     Other  Events:

(i)  Reverse  stock  split

On March 28, 2005, the Board of Directors of Bluetorch Inc. announced its approval of a 2500-to-1 reverse stock split of the Company's common stock.

The reverse stock split was originally scheduled to be effective on Monday, April 11, 2005 but was then delayed to and became effective on Monday April 18, 2005.

The board of directors had considerable discussion about the proposed reverse stock split. The board took into account the new strategic direction, as detailed in the Form 8-K dated March 11, 2005 and filed with the Exchange, whereby the Company intends to invest in profitable businesses with positive cash flow. See letter to shareholders dated April 11, 2005, attached hereto as
Exhibit  99.1.

(ii) Approval by Board of Directors and a majority of shareholders to change name of Company and authorized capital

The Company and its wholly-owned subsidiary, Unboxed Distribution, Inc., have signed a Mutual Settlement and Release Agreement, as previously reported, with its Bluetorch licensor which calls for Unboxed Distribution, Inc., to cease the selling and marketing of Bluetorch apparel. In keeping with this agreement, the Company also agrees to change its corporate name, to remove any reference to "Bluetorch", by April 20, 2005.

Further to this, on April 20, 2005, the articles of incorporation of the Company were amended to change the name of the Company from Bluetorch Inc. to "Pacific Crest Investments."

In addition, the Company's Board of Directors and a majority of shareholders of the Company's common stock signed resolutions, dated April 19, 2005, to amend the articles of incorporation to specify that the amount of total authorized capital stock of the Company is one billion (1,000,000,000) shares, of which nine hundred and fifty million (950,000,000) shares shall be designated Common Stock, with a par value of $0.001 per share, and fifty million (50,000,000) million shares shall be designated Preferred Stock, with a par value of $0.001 per share.

(iii)  Settlement  with  Collective  Licensing  International,  LLC

The Company and its wholly-owned subsidiary, Total Sports Distribution, Inc. ("TSD"), have signed a Mutual Settlement and Release Agreement, dated March 22, 2005, with Collective Licensing International, LLC, the licensor of the Airwalk label; this agreement calls for TSD to cease the selling and marketing of Airwalk apparel.

It had become clear that the sales required to justify and pay the minimum annual royalties for Airwalk apparel, of $920,000 in 2005 and $3,960,000 in 2006 through 2008, were not going to be achieved. In turn, these financial realities also were going to negatively impact TSD's marketing of its other brand, TSABrand apparel. Under these circumstances, the board of directors and management were able to avoid financial disaster involving millions of dollars by negotiating a Mutual Settlement and Release Agreement between the Airwalk apparel licensor and TSD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUETORCH  INC.

April  20,  2005               /s/  Bruce  MacGregor
                               ---------------------
Date                           Bruce  MacGregor,  Chief  Executive  Officer